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                                                                   EXHIBIT 10.4

                                   AGREEMENT


     THIS AGREEMENT dated April 10, 1996 is by and among HGI REALTY, INC. (the "Corporation"), HORIZON/GLEN OUTLET CENTERS LIMITED PARTNERSHIP (the "Operating Partnership") (the Corporation and the Operating Partnership being collectively referred to herein as the "Company"), and MARGARET ERNST ("Ernst").


                                    RECITALS

     A. The Company and Ernst are parties to an Employment Agreement dated as of July 14, 1995 (the "Employment Agreement").

     B. The parties desire to set forth their understanding regarding the termination of the Employment Agreement on the terms and conditions hereinafter set forth.


                                   AGREEMENTS

     In consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

     1. EFFECTIVE DATE. This Agreement shall become effective on April 10, 1996 (the "Effective Date").

     2. TERMINATION OF EMPLOYMENT. The Employment Agreement and Ernst's employment with the Company are hereby terminated by the Company without Cause pursuant to Section 7(b) of the Employment Agreement. Pursuant to Section 19(c) of the Employment Agreement, Ernst shall be deemed to have resigned from any office of the Company she now holds. Ernst shall promptly deliver to the Company (without retaining any copies thereof) all Company files and documents, forms, letterhead, business cards, computer disks and any other written, magnetic or printed materials relating to the business of the Company (other than material distributed to shareholders generally); provided that Ernst shall be permitted to retain copies of her rolodex and any personal files.

     3. SEVERANCE. In full and complete satisfaction of the obligations, if any, of the Company under the Employment Agreement as a result of the termination of Ernst's employment, the Company shall pay $436,541.00 to Ernst in cash within thirty (30) days after the date hereof. In addition, the Company shall pay Ernst cash in the amount of $12,678.00 in payment of Ernst's unpaid accrued vacation and personal days through the Effective Date, payable on the Effective Date. Such amounts shall be reduced by any social security and withholding taxes which the Company is required by law to withhold.

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     4. RELEASE.  Ernst, for herself and her heirs and personal representatives, hereby fully and forever unconditionally releases and discharges the Company and its directors, officers, agents and employees from all obligations and liabilities arising out of Ernst's employment by the Company or its termination, other than its obligation under this Agreement and its obligations under the Indemnification Agreement dated July 14, 1995 between the Corporation and Ernst. Such release is provided not because of any unlawful conduct or wrongdoing by the Company in connection with Ernst's employment or its termination, but because the Company desires the assurance that in exchange for the payments described in this Agreement, it will not be put to the expense and inconvenience of defending any claim, charge or lawsuit asserted by Ernst in connection with her employment or its termination.

     The Company, for itself and its successors and assigns, hereby fully and forever unconditionally releases and discharges Ernst from all obligations and liabilities arising out of her employment by the Company, other than her obligations under this Agreement. Such release is provided not because of any unlawful conduct or wrongdoing by Ernst but because Ernst desires the assurance that in consideration for her release as provided in this paragraph, she will not be put to the expense and inconvenience of defending any claim, charge or lawsuit asserted by the Company in connection with her employment.

     5. WAIVER. A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions for the future, or of any subsequent breach thereof.

     6. NOTICES. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered or, if mailed, on the third business day after it is deposited in the United States mails, certified or registered mail, postage prepaid and addressed as follows:


               To Ernst:        Margaret M. Ernst
                                2941 28th Street, N.W.
                                Washington, D.C.   20008

               To the Company:  HGI Realty, Inc.
                                1050 West Western Avenue
                                Muskegon, Michigan   49441
                                Attention:  Mr. Joseph Cattivera


     Any party may change by notice the address to which notices to it are to be addressed.

     7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to the principles of conflicts of laws thereof.




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     8. AMENDMENTS, ETC.  The Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

     9. HEADINGS AND CAPTIONS. Headings and paragraph captions used in this Agreement are intended for convenience of reference only and shall not affect the interpretation of this Agreement.

     10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, which taken together shall be deemed to constitute one original.

     11. JOINT AND SEVERAL OBLIGATIONS. The obligations of the Company and the Operating Partnership hereunder are joint and several, and Ernst may enforce such obligations against either without any requirement to make demand on the other.

     12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Ernst and her heirs and personal representatives and the Company and its successors and assigns. This Agreement is personal to Ernst and may not be assigned by her.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                           HGI REALTY, INC.


                                           By:/s/ Jeffrey A. Kerr
                                              --------------------------------
                                            Title:President
                                                  ----------------------------

                                           HORIZON/GLEN OUTLET CENTERS LIMITED
                                           PARTNERSHIP

                                           By:  HGI REALTY, INC., its General
                                                Partner


                                           By:/s/ Jeffrey A. Kerr
                                              --------------------------------
                                           Title: President
                                                  ----------------------------

                                           /s/ Margaret M. Ernst
                                           -----------------------------------
                                           MARGARET M. ERNST





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